ABERCROMBIE & FITCH REPORTS FIRST QUARTER RESULTS

New Albany, Ohio, May 29, 2014: Abercrombie & Fitch Co. (NYSE: ANF) today reported unaudited results that reflected a GAAP net loss of $23.7 million and net loss per basic and diluted share of $0.32 for the thirteen weeks ended May 3, 2014, compared to a GAAP net loss of $7.2 million and net loss per basic and diluted share of $0.09 for the thirteen weeks ended May 4, 2013.

Excluding charges related to the Gilly Hicks brand restructuring, the Company's profit improvement initiative, and certain corporate governance matters, the Company reported an adjusted non-GAAP net loss of $13.0 million and net loss per basic and diluted share of $0.17 for the quarter.

A reconciliation of GAAP to non-GAAP financial measures is included in a table accompanying the consolidated financial statements included with this release.

Mike Jeffries, Chief Executive Officer, said:

"In what remains a difficult teen retail environment, we are pleased that earnings for the quarter were in line with our expectations. Overall sales for the quarter decreased 2%, which included strong growth in our direct-to-consumer business. In addition, comparable sales continued to head in the right direction, and included significant sequential improvement in our female business and our Abercrombie & Fitch brand as a whole.

"We remain focused on returning to growth, and believe we are taking the right steps and are on course to accomplish that goal. As we look forward to the rest of 2014, we have made significant improvements throughout the organization to better align us for success, and we are energized by the opportunities ahead of us."

First Quarter Sales Results

			Comparable Sales
($ in millions)	Net Sales	% Change	Stores	Direct-to-Consumer	Total
U.S.	$504	(6)%	(9)%	22%	(4)%
International	$318	5%	(14)%	37%	(5)%
Total Company	$822	(2)%	(11)%	27%	(4)%

Net sales by brand for the first quarter were $317.8 million for Abercrombie & Fitch, $68.5 million for abercrombie kids and $421.6 million for Hollister Co. Comparable sales by brand, including direct-to-consumer, decreased 1% for Abercrombie & Fitch, decreased 6% for abercrombie kids, and decreased 7% for Hollister Co.

Additional First Quarter Results Commentary

The gross profit rate for the first quarter was 62.2%, 370 basis points lower than last year, reflecting a higher mix of fall merchandise clearance selling versus last year and an increase in promotional activity.

Stores and distribution expense for the first quarter was $417.6 million, down from $449.1 million last year. The stores and distribution expense rate for the quarter was 50.8% of net sales, down 270 basis points from last year, driven primarily by savings in store payroll partially offset by higher direct-to-consumer expense and $0.8 million of charges related to the profit improvement initiative.

Marketing, general and administrative expense for the first quarter was $123.6 million, a 4% increase compared to $118.8 million last year. Marketing, general and administrative expense for the quarter included $2.3 million of charges related to the profit improvement initiative and $6.9 million of charges related to certain corporate governance matters. Excluding those charges, marketing, general and administrative expense was $114.4 million, a 4% decrease compared to last year. A decrease in compensation expense was partially offset by an increase in marketing expense.

Restructuring charges associated with the closure of the Gilly Hicks stand-alone stores were $5.6 million for the first quarter, primarily related to lease exit costs.

Other operating income for the first quarter was $3.6 million, which included insurance recoveries of $3.1 million, compared to $0.8 million of other operating income last year.

The effective tax rate for the first quarter was 29.3% compared to 53.7% last year. On an adjusted non-GAAP basis, the effective tax rate for the quarter was 27.5%.

The Company ended the quarter with $486 million in inventory at cost, an increase of 6% versus the prior year.

During the first quarter, the Company repurchased 3.8 million shares of its common stock at an aggregate cost of $150 million through an accelerated share repurchase. As of May 3, 2014, the Company had approximately 12.5 million shares remaining available for purchase under its publicly announced stock repurchase authorizations. The Company continues to anticipate additional share repurchases over the course of the year, utilizing free cash flow generated from operations and existing or additional credit facilities.

The Company ended the first quarter with $357 million in cash and cash equivalents, and borrowings under the Term Loan Agreement of $131 million, compared to $556 million in cash and cash equivalents and borrowings under the Term Loan Agreement of $146 million last year.

During the first quarter, the Company opened an Abercrombie & Fitch flagship store in Shanghai. A summary of store openings and closings for the first quarter is included with the financial statement schedules following this release.

Gilly Hicks Update

As previously announced, on November 1, 2013 the Board of Directors approved the closure of the Company's 24 stand-alone Gilly Hicks stores, with Gilly Hicks intimate apparel continuing to be offered through Hollister Co. stores and the direct-to-consumer business. The Company substantially completed the store closures as planned by the end of the first quarter of Fiscal 2014.

The Company has incurred pre-tax charges of $87.1 million to date, of which $5.6 million was incurred in the first quarter of Fiscal 2014 and is included in Restructuring Charges on the Consolidated Statements of Operations. The Company now expects total charges related to the restructuring to be approximately $89.0 million.

Other Developments

As previously announced, on May 21, 2014, the Board of Directors declared a quarterly cash dividend of $0.20 per share on the Class A Common Stock of Abercrombie & Fitch Co. payable on June 17, 2014 to shareholders of record at the close of business on June 5, 2014.

Outlook

The Company is maintaining its guidance of full year diluted earnings per share in the range of $2.15 to $2.35, which now includes the effect of the first quarter accelerated share repurchase. The guidance is based on the assumption that full year comparable sales will be in the range of down three to four percent.

The guidance assumes a gross margin rate for the full year that is down slightly compared to Fiscal 2013, with average unit retail pressure and lower shipping and handling revenues partially offset by average unit cost improvement.

The above guidance does not include charges related to the Gilly Hicks brand restructuring, the Company's profit improvement initiative, certain corporate governance matters, or other potential impairment and store closure charges. In addition, the guidance assumes a weighted average share count of approximately 74.5 million shares, which does not include the effect of additional share repurchases, and a full year tax rate of approximately 35%. The tax rate remains sensitive to the mix between international and domestic income.

The Company anticipates opening 15 full-price international stores throughout the year, including a small number of Abercrombie & Fitch international mall-based stores. The Company also now plans to open approximately 8 to 10 international and U.S. outlet stores during the fiscal year. In addition, the Company continues to expect to close approximately 60 to 70 stores in the U.S. during the fiscal year through natural lease expirations.

The Company now expects total capital expenditures for the fiscal year to be approximately $210 to $220 million. The increase from prior guidance includes additional capital expenditures related to an expanded roll-out of the new Hollister storefront that the Company has been testing since January of this year. The Company now anticipates that this new storefront will be rolled out in 75 to 100 stores by the end of the current fiscal year.

An investor presentation of first quarter results will be available in the "Investors" section of the Company's website at www.abercrombie.com at approximately 8:00 AM, Eastern Daylight Saving Time, today.

About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. is a leading global specialty retailer of high-quality, casual apparel for Men, Women and kids with an active, youthful lifestyle under its Abercrombie & Fitch, abercrombie, Hollister Co. and Gilly Hicks brands. At the end of the first quarter, the Company operated 842 stores in the United States and 157 stores across Canada, Europe, Asia and Australia. The Company also operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.

Today at 8:30 AM, Eastern Daylight Saving Time, the Company will conduct a conference call. Management will discuss the Company's performance and its plans for the future and will accept questions from participants. To listen to the conference call, dial (877) 852-6561 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (719) 325-4858. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820 followed by the conference ID number 7867881 or through www.abercrombie.com.

Investor Contact:
ICR, Inc.
(203) 682-8275

Brian Logan
Abercrombie & Fitch
(614) 283-6877
Investor_Relations@abercrombie.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. The following factors, in addition to those included in the disclosure under the heading "FORWARD-LOOKING STATEMENTS AND RISK FACTORS" in "ITEM 1A. RISK FACTORS" of A&F's Annual Report on Form 10-K for the fiscal year ended February 1, 2014, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for Fiscal 2014 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, could have a material adverse effect on our business, results of operations and liquidity; changing fashion trends and consumer preferences, and the ability to manage our inventory commensurate with customer demand, could adversely impact our sales levels and profitability; fluctuations in the cost, availability and quality of raw materials, labor and transportation, could cause manufacturing delays and increase our costs; a significant component of our growth strategy is international expansion, which requires significant capital investment, adds complexity to our operations and may strain our resources and adversely impact current store performance; our international expansion plan is dependent on a number of factors, any of which could delay or prevent successful penetration into new markets or could adversely affect the profitability of our international operations; we have increased the focus of our growth strategy on direct-to-consumer sales channels, failure to successfully develop our position in these channels could have an adverse impact on our results of operations; our direct-to-consumer operations are subject to numerous risks that could adversely impact sales; failure to successfully implement certain growth initiatives may have a material adverse effect on our financial condition or results of operations; fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations; our business could suffer if our information technology systems are disrupted or cease to operate effectively; comparable sales, including direct-to-consumer, may continue to fluctuate on a regular basis and impact the volatility of the price of our Common Stock; extreme weather conditions may negatively impact our results of operations; our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours; our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions in which most of our stores are located; our net sales fluctuate on a seasonal basis, causing our results of operations to be susceptible to changes in Back-to-School and Holiday shopping patterns; our failure to protect our reputation could have a material adverse effect on our brands; we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business; interruption in the flow of merchandise from our key vendors and international manufacturers could disrupt our supply chain, which could result in lost sales and increased costs; in a number of our European stores, associates are represented by workers’ councils and unions, whose demands could adversely affect our profitability or operating standards for our brands; we depend upon independent third parties for the manufacture and delivery of all our merchandise; our reliance on two distribution centers domestically and three third-party distribution centers internationally makes us susceptible to disruptions or adverse conditions affecting our distribution centers; we rely on third-party vendors as well as other third-party arrangements for many aspects of our business, failure to successfully manage these relationships could negatively impact our results of operations or expose us to liability for the actions of third-party vendors acting on our behalf; we may be exposed to risks and costs associated with credit card fraud and identity theft that would cause us to incur unexpected expenses and loss of revenues; our facilities, systems and stores, as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters, pandemic disease and other unexpected events, any of which could result in an interruption to our business and adversely affect our operating results; our litigation exposure could have a material adverse effect on our financial condition and results of operations; our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets; actions of activist stockholders could have a negative effect on our business; fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results; the effects of war or acts of terrorism could have a material adverse effect on our operating results and financial condition; our inability to obtain commercial insurance at acceptable prices or our failure to adequately reserve for self-insured exposures might increase our expenses and adversely impact our financial results; operating results and cash flows at the store level may cause us to incur impairment charges; we are subject to customs, advertising, consumer protection, privacy, zoning and occupancy and labor and employment laws that could require us to modify our current business practices, incur increased costs or harm our reputation if we do not comply; changes in the regulatory or compliance landscape could adversely affect our business and results of operations; our unsecured Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) and our Term Loan Agreement include financial and other covenants that impose restrictions on our financial and business operations; compliance with changing regulations and standards for accounting, corporate governance and public disclosure could adversely affect our business, results of operations and reported financial results; our inability to successfully implement our long-range strategic plan could have a negative impact on our growth and profitability and our estimates of the expenses that we may incur in connection with the closures of the Gilly Hicks stores could prove to be inaccurate.

Abercrombie & Fitch Co.
Consolidated Statements of Operations
Thirteen Weeks Ended May 3, 2014 and Thirteen Weeks Ended May 4, 2013
(in thousands, except per share data)

	(Unaudited)		(Unaudited)
	2014	% of Net Sales	2013	% of Net Sales
Net Sales	$822,428	100.0%	$838,769	100.0%

Cost of Goods Sold	310,769	37.8%	285,603	34.1%

Gross Profit	511,659	62.2%	553,166	65.9%

Stores and Distribution Expense	417,571	50.8%	449,125	53.5%

Marketing, General and Administrative Expense	123,581	15.0%	118,780	14.2%

Restructuring Charges	5,633	0.7%	—	—%

Other Operating Income, Net	(3,620)	(0.4)%	(818)	(0.1)%

Operating Income (Loss)	(31,506)	(3.8)%	(13,921)	(1.7)%

Interest Expense, Net	1,997	0.2%	1,628	0.2%

Income (Loss) Before Taxes	(33,503)	(4.1)%	(15,549)	(1.9)%

Tax Expense (Benefit)	(9,832)	(1.2)%	(8,346)	(1.0)%

Net Income (Loss)	$(23,671)	(2.9)%	$(7,203)	(0.9)%

Net Income (Loss) Per Share:
Basic	$(0.32)		$(0.09)
Diluted	$(0.32)		$(0.09)

Weighted-Average Shares Outstanding:
Basic	74,483		78,324
Diluted	74,483		78,324

Abercrombie & Fitch Co.
Consolidated Balance Sheets
(in thousands)

	(Unaudited)		(Unaudited)
ASSETS	May 3, 2014	February 1, 2014	May 4, 2013

Current Assets
Cash and Equivalents	$357,122	$600,116	$555,901
Receivables	69,983	67,965	91,303
Inventories	486,026	530,192	458,630
Deferred Income Taxes	36,770	21,835	41,728
Other Current Assets	103,125	100,458	114,146

Total Current Assets	1,053,026	1,320,566	1,261,708

Property and Equipment, Net	1,121,777	1,131,341	1,268,285

Other Assets	391,590	399,090	365,018

TOTAL ASSETS	$2,566,393	$2,850,997	$2,895,011

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts Payable and Outstanding Checks	$122,075	$130,715	$146,242
Accrued Expenses	282,878	322,834	301,488
Deferred Lease Credits	32,787	36,165	38,472
Short-Term Portion of Borrowings	15,000	15,000	15,000
Income Taxes Payable	17,362	63,508	32,304

Total Current Liabilities	470,102	568,222	533,506

Long-Term Liabilities
Deferred Lease Credits	137,570	140,799	161,602
Long-Term Portion of Borrowings	116,250	120,000	131,250
Leasehold Financing Obligations	61,691	60,726	61,000
Other Liabilities	228,180	231,757	227,877

Total Long-Term Liabilities	543,691	553,282	581,729

Total Shareholders' Equity	1,552,600	1,729,493	1,779,776

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$2,566,393	$2,850,997	$2,895,011

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Thirteen Weeks Ended May 3, 2014
(in thousands, except per share data)
(Unaudited)
	GAAP	Excluded Charges (1)	Adjusted Non-GAAP (2)
Income (Loss) Before Taxes	$(33,503)	$15,598	$(17,905)

Tax Expense (Benefit)	(9,832)	4,906	(4,926)

Net Income (Loss)	$(23,671)	$10,692	$(12,979)

Net Income (Loss) Per Basic and Diluted Share	$(0.32)	$0.15	$(0.17)

Basic and Diluted Weighted-Average Shares Outstanding:	74,483
(1) Excluded charges for the first quarter include pre-tax charges of $5.6 million related to restructuring of the Gilly Hicks brand, $3.1 million related to the Company's profit improvement initiative and $6.9 million for legal, advisory and other charges related to certain corporate governance matters.
(2) Non-GAAP financial measures should not be used as alternatives to net loss and net loss per basic and diluted share and are also not intended to supersede or replace the Company's GAAP financial measures. The Company believes it is useful to investors to provide the non-GAAP financial measures to assess the Company's operating performance.

Abercrombie & Fitch Co.
U.S. Store Count
(Unaudited)
Thirteen Week Period Ended May 3, 2014

Store Activity	Abercrombie & Fitch	abercrombie	Hollister	Gilly Hicks	Total

February 1, 2014	253	131	458	1	843

New(1)	—	2	1	—	3

Closed	—	(1)	(3)	—	(4)

May 3, 2014	253	132	456	1	842

Abercrombie & Fitch Co.
International Store Count
(Unaudited)
Thirteen Week Period Ended May 3, 2014

Store Activity	Abercrombie & Fitch	abercrombie	Hollister	Gilly Hicks	Total

February 1, 2014	22	5	129	7	163

New	1	—	—	—	1

Closed	—	—	—	(7)	(7)

May 3, 2014	23	5	129	—	157

(1) abercrombie kids store openings represent new carve-out stores in existing Abercrombie & Fitch stores.